Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-8

(Form Type)

Accelerant Holdings

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

1	Equity	Class A Common Shares, par value $0.0000011951862 per share	Rule 457(h)	51,999,439	$21.00	$1,091,988,219	0.00015310	$167,183.39

2	Equity	Class A Common Shares, par value $0.0000011951862 per share	Rule 457(h)	1,000,000	$21.00	$21,000,000	0.00015310	$3,215.10

	Total Offering Amounts					$1,112,988,219		$170,399.49

	Total Fee Offsets

	Net Fee Due							$170,398.49

Offering Notes

1

(a)

Accelerant Holdings (the “Registrant”) is registering 51,999,439 shares of Class A common shares, par value $0.0000011951862 per share (the “Common Shares”), that may be issued under the Accelerant Share Incentive Plan, as amended and restated (the “SIP”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of Common Shares that may become issuable under the SIP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(b)

The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $21.00 per share represents the initial public offering price.

(c)

The number of shares listed in row 1 represents Common Shares that may be issued under the SIP, including 22,837 Common Shares that may be issued under the SIP as replacement awards with respect to legacy profits interest awards previously granted to certain service providers of the Registrant.

(a)

The Registrant is registering 1,000,000 Common Shares that may be issued under the Accelerant Holdings 2025 Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of Common Shares that may become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(b)

The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $21.00 per share represents the initial public offering price.